UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events
On January 29, 2013, the Company filed supplement No. 6 (“Supplement No. 6”) to its prospectus, dated November 18, 2011, as previously supplemented by supplement No. 1, dated May 3, 2012, supplement No. 2, dated May 11, 2012, supplement No. 3, dated August 23, 2012, supplement No. 4, dated September 13, 2012, and supplement No. 5, dated December 31, 2012 (collectively, the “Prospectus”). The Prospectus relates to the public offering by the Company of 150,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one detachable warrant to purchase 20 shares of the Company’s common stock, pursuant to an effective Registration Statement on Form S-11(registration number 333-176604) filed with the United States Securities and Exchange Commission (the "SEC"). Supplement No. 6 discloses, among other things, information relating to: (1) the sale of Company's Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock in a private placement described in the Company's Current Report on Form 8-K filed with the SEC on January 23, 2013; (2) the Company's multifamily community acquisitions described in its Current Report on Form 8-K filed with the SEC on January 23, 2013; and (3) the refinancings related to the acquisitions described in the Company's Current Report on Form 8-K filed with the SEC on January 28, 2013.
The foregoing description is qualified in its entirety by reference to the full text of Supplement No. 6, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

10.1	Supplement No. 6, dated January 29, 2013, to the Prospectus dated November 18, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: January 29, 2013	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer

EXHIBIT INDEX

10.10	Supplement No. 6, dated January 29, 2013, to the Prospectus dated November 18, 2011